UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry Into a Material Definitive Agreement

On October 29, 2013 (the “Effective Date”), we entered into a Common Stock Purchase Agreement to sell 8,000,000 shares of our unregistered common stock (the “Shares”) to Lorem Vascular Pty. Ltd, a company organized under the laws of Australia (“Lorem Vascular”), for $24,000,000 cash in a private placement (“Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, we granted Lorem Vascular the right to appoint one designated individual to serve on our Board of Directors. In addition, we have agreed to file a registration statement with the Securities and Exchange Commission to register the Shares for resale promptly after closing of the sale.  The Closing of the purchase of the Shares will take place in two parts, with the first four million shares being paid and transferred within seven business days of the Effective Date, and the remaining four million shares being paid and transferred within sixty calendar days of the Effective Date.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The issuance of the Shares is a private placement to an “accredited investor” and is exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or exemption from the Securities Act and any applicable state securities laws.

On October 29, 2013, we entered into a License and Supply Agreement with Lorem Vascular whereby we exclusively licensed Lorem all rights to market and sell the Company Products for all Markets within the countries of China, Hong Kong, Australia, Malaysia and Singapore, excluding only the Cosmetic Market and the rights for Alopecia (hair loss). The term of the agreement is thirty years. Lorem Vascular will pay us license fees on its gross revenues up to a maximum amount of $500 million dollars in license fees.  The license fees are payable over time based upon Lorem Vascular’s achievement of gross revenue milestones in the amount of $50 million. At each such milestone, Lorem shall pay us a license fee of $10 million until the maximum payable license fees are reached.

As a part of the License and Supply Agreement, we have also agreed to supply Lorem with all of their requirements for our products based on fixed product transfer pricing. Lorem has agreed to purchase eight (8) Celution Devices and four hundred (400) consumable sets promptly after execution of the License and Supply Agreement, and to purchase an additional twenty three (23) Celution Devices and one thousand one hundred (1,100) Consumable Sets promptly upon receipt of regulatory approval in China.

The foregoing descriptions of the Purchase Agreement and the License and Supply Agreement, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement and the License and Supply Agreement, which the Company will file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2013.

We issued a press release announcing our entry into the Purchase Agreement and the License and Supply Agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 3.02                                Unregistered Sale of Equity Securities

The information set forth in the first two paragraphs in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: November 4, 2013	By:	/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 4, 2013